As filed with the Securities and Exchange Commission on June 28, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

American Campus Communities, Inc.

(Exact Name of Registrant as Specified in Its Governing Instruments)

805 Las Cimas Parkway, Suite 400
Austin, TX 78746
(512) 732-1000
(Address, Including Zip Code and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

William C. Bayless, Jr.
President and Chief Executive Officer
805 Las Cimas Parkway, Suite 400
Austin, TX 78746
(512) 732-1000
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Bryan L. Goolsby	Edward F. Petrosky
Toni Weinstein	J. Gerard Cummins
Locke Liddell & Sapp LLP	Sidley Austin Brown & Wood LLP
2200 Ross Avenue, Suite 2200	787 Seventh Avenue
Dallas, TX 75201	New York, NY 10019
Telephone: (214) 740-8000	Telephone: (212) 839-5300
Facsimile: (214) 740-8800	Facsimile: (212) 839-5599

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☑ Registration No. 333-125549

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of Securities To	Amount To Be	Aggregate Offering	Amount of
Be Registered	Registered	Price (1)	Registration Fee
Common Stock, par value $.01 per share	665,000	$ 14,962,500	$ 1,762

(1)	Estimated pursuant to Rule 457(a) of the Securities Act of 1933, as amended. Includes shares that the underwriters have the option to purchase from us to cover over-allotments, if any.

EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX
Opinion/Consent of Locke Liddell & Sapp LLP
Consent of Ernst & Young LLP

EXPLANATORY NOTE

     This registration statement is being filed pursuant to Rule 462(b) and General Instruction G of Form S-11, both as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents. The contents of the Registration Statement on Form S-11 (Registration No. 333-125549), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on June 28, 2005, are incorporated by reference in this registration statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 28th day of June 2005.

AMERICAN CAMPUS COMMUNITIES, INC.

By:	/s/ William C. Bayless, Jr.
William C. Bayless, Jr.
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William C. Bayless, Jr. William C. Bayless, Jr.	President and Chief Executive Officer (Principal Executive Officer)	June 28, 2005

/s/ Brian B. Nickel Brian B. Nickel	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	June 28, 2005

/s/ Jonathan Graf Jonathan Graf	Senior Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	June 28, 2005

* R.D. Burck	Chairman of the Board of Directors	June 28, 2005

* G. Steven Dawson	Director	June 28, 2005

* Cydney Donnell	Director	June 28, 2005

* Edward Lowenthal	Director	June 28, 2005

* Scott H. Rechler	Director	June 28, 2005

* Winston W. Walker	Director	June 28, 2005

By: /s/ William C. Bayless, Jr.
      William C. Bayless, Jr.
      Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Locke Liddell & Sapp LLP with respect to the legality of the securities being registered
23.1	Consent of Ernst & Young LLP
23.2	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page to the registrant’s Registration Statement on Form S-11 (Registration No. 333-125549) as filed with the Securities and Exchange Commission on June 6, 2005 and declared effective on June 28, 2005)